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                                                                 Exhibit 10.11


                               FINANCIAL AGREEMENT



         AGREEMENT made this 3rd day of December 1999 between AES RED OAK URBAN RENEWAL CORPORATION, a corporation organized and existing under the Laws of the State of New Jersey ("Red Oak URC") and the BOROUGH OF SAYREVILLE, a municipal corporation in the County of Middlesex, State of New Jersey (the "Borough").

         WHEREAS, Red Oak URC has entered, or is about to enter, into a twenty-five year ground lease with the owner of real property shown and designated on the official tax map of the Borough as Block 49.01, Lot 1, with an access easement, known as Red Oak Lane, located on portions of Block 57.01, Lots 1, 1.01 and 2; Block 57.03, Lot 1; Block 57.07, Lots 2 and 3; and Block 57.06, Lot 1 (Block 49.01, Lot 1 and the lands making up Red Oak Lane are together referred to as the "Premises"); and

         WHEREAS, the Premises are located in an area which by resolution dated April 21, 1999 (Resolution No. 1999-201) was declared blighted by the governing body of the Borough; and

         WHEREAS, the Borough, pursuant to N.J.S.A. 40A:12A-7, has, by ordinance adopted on July 7, 1999 (Ordinance No. 614-99), approved the Jernee Mill Road Redevelopment Plan (the "Redevelopment Plan") which governs the manner in which development may take place on the Premises; and


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         WHEREAS, Red Oak URC is an "Urban Renewal Corporation" within the meaning and intent of N.J.S.A. 40A:20-5, qualified under the Long Term Tax Exemption Law (N.J.S.A. 40A:20-1 ET SEQ.) to acquire, construct, operate and maintain a project under the provisions therefor; and

         WHEREAS, Red Oak URC desires to undertake a project on the Premises under and pursuant to the provisions of the Redevelopment Plan and the Long Term Tax Exemption Law; and

         WHEREAS, Red Oak URC, absent the availability of the property tax treatment provided herein under the provisions of the Long Term Tax Exemption Law, would not otherwise have gone forward with the project; and

         WHEREAS, the Borough, in accordance with Section 11 of the Long Term Tax Exemption Law (N.J.S.A. 40A:20-11), finds that the relative benefits of the project, to the redevelopment of the redevelopment area, exceed the costs, if any, associated with the tax exemption; and

         WHEREAS, the Borough, in accordance with Section 11 of the Long Term Tax Exemption Law (N.J.S.A. 40A:20-11), finds that the tax exemption to be granted is necessary in obtaining the development of the project; and

         WHEREAS, the Borough, pursuant to the Long Term Tax Exemption Law, is willing to grant approval for tax exemption and


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the payment of service charges in lieu of real property taxes, as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, it is hereby agreed as follows:

        1. GOVERNING LAW. This Agreement shall be governed by the provisions of the Long Term Tax Exemption Law.

        2. APPROVAL. The Borough hereby grants its approval to Red Oak URC for the erection on the Premises of the project described in the Application submitted herewith (the "Project").

        3. COMPLIANCE WITH LAWS. Red Oak URC agrees to comply in all respects with all applicable statutes, municipal ordinances and regulations governing the use of the Premises and the erection of improvements thereon.

        4. TAX EXEMPTION. All improvements erected or installed upon the Premises in respect to the Project shall be exempt from local property taxation in accordance with the provisions of N.J.S.A. 40A:20-11.

        5. TERM. This agreement shall have a term of twenty (20) years from the date of the completion of the Project, provided that Red Oak URC and the Project remain (a) subject to the

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provisions of the Long Term Tax Exemption Law, and (b) in compliance with the terms and conditions of this Agreement.

        6. SERVICE CHARGE. In lieu of real property taxes as to the improvements erected on the Premises, Red Oak URC agrees to pay to the Borough a minimum annual service charge in accordance with N.J.S.A. 40A:20-12.b. in an amount equal to two percent (2%) of the total project cost calculated in accordance with N.J.S.A. 40A:20-3h. The project cost, as estimated in the Application submitted herewith ("Application"), is Forty Million Dollars ($40,000,000), which would generate an annual service charge of Eight Hundred Thousand Dollars ($800,000). As required under N.J.S.A. 40A:20-12.b.(2), the schedule of the annual service charge to be paid over the twenty (20) year term of the exemption period shall be in stages as follows:

                  (a) FIRST STAGE. The first stage of the exemption period shall commence with the commencement of payment of the service charge as provided in paragraph 7.(a) below, and continue for the first 15 years of the exemption period. During this first stage, the service charge shall be 2% of the total project cost calculated in accordance with N.J.S.A. 40A:20-3h.

                  (b) SECOND STAGE. The second stage of the exemption period shall be for years 16 and 17 of the exemption period. During this second stage, the service charge shall be 2% of the

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total project cost calculated in accordance with N.J.S.A. 40A:20-3.h., or 20% of the amount of taxes otherwise due on the value of the land and improvements, whichever shall be greater.

                  (c) THIRD STAGE. The third stage of the exemption period shall be for year 18 of the exemption period. During this third stage, the service charge shall be 2% of the total project cost calculated in accordance with N.J.S.A. 40A:20-3.h., or 40% of the amount of taxes otherwise due on the value of the land and improvements, whichever shall be greater.

                  (d) FOURTH STAGE. The fourth stage of the exemption period shall be for year 19 of the exemption period. During this fourth stage, the service charge shall be 2% of the total project cost calculated in accordance with N.J.S.A. 40A:20-3.h., or 60% of the amount of taxes otherwise due on the value of the land and improvements, whichever shall be greater.

                  (e) FINAL STAGE. The final stage of the exemption period shall be for year 20 of the exemption period. During this final stage, the service charge shall be 2% of the total project cost calculated in accordance with N.J.S.A. 40A:20-3.h., or 80% of the amount of taxes otherwise due on the value of the land and improvements, whichever shall be greater.

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        7. PAYMENT OF SERVICE CHARGES.

                  (a) COMMENCEMENT. Service charges shall be payable quarterly with the first payment due on the first day of the month following substantial completion of the Project (which for purposes hereof shall be the date on which a certificate of occupancy is issued by the Borough Code Enforcement Official pursuant to application by Red Oak URC), and subsequent payments due at three
(3) month intervals in a manner consistent with the Borough's tax collection schedule and in accordance with N.J.S.A. 40A:20-12.b. Service charges shall be paid to cover the period commencing with completion of the Project (as aforesaid), and the obligation to pay service charges shall terminate on the expiration date of this Agreement, or such date on which this Agreement earlier terminates in accordance with the provisions hereof. Such service charges shall be appropriately prorated for the first and last payments under this Agreement.

                   (b) MINIMUM ANNUAL SERVICE CHARGE. Notwithstanding the provisions of this Financial Agreement and in accordance with N.J.S.A. 40A:20-12.b., the minimum annual service charge shall be the amount of the total taxes levied against all real property in the area covered by the Project in the last full tax year in which the area was subject to taxation, and the minimum annual service charge shall be paid in each year in which the annual


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service charge calculated pursuant to this Financial Agreement would be less than the minimum annual service charge.

                   (c) DATE OF PAYMENT - CREDIT. The service charge shall be payable in quarterly installments as provided in Section 7(a) above. Against the annual service charge, Red Oak URC shall be entitled to a credit for the amount, without interest, of the real estate taxes on land paid by it in the last four preceding quarterly installments as provided by N.J.S.A. 40A:20-12.b.

                   (d) LATE PAYMENT PENALTIES AND INTEREST. If any quarterly payment of service charges is paid late by Red Oak URC, Red Oak URC shall be subject to the same interest and penalties due to the Borough as if the delinquent service charge were delinquent Borough real estate taxes.

        8. LIMITATION OF PROFITS. During the term of this Agreement, as long as the improvements located on the Premises are exempt from real property taxation, Red Oak URC shall be subject to a limitation on its profits and the dividends payable by it, in compliance with the provisions of N.J.S.A. 40A:20-15. In the event the net profits of Red Oak URC for any fiscal year shall exceed the allowable net profit for such period, Red Oak URC shall, within ninety (90) days after the end of such fiscal year, pay such excess profit to the municipality as an additional service charge. In computing excess profit, if any, payable

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hereunder, the definition of "net profit" as contained in N.J.S.A. 40A:20-3c is incorporated herein by reference. In addition, Red Oak URC and the Borough agree that for purposes of determining "net profit" as defined in N.J.S.A. 40A:20-3.c., the total project costs shall be amortized over the life of the improvements, which the parties agree is twenty-five (25) years. In determining "net profit", gross revenue shall be as follows: (i) Insurance Premiums of $200,000; (ii) Maintenance costs of $280,000; (iii) Rent of $2,650,000, which results in total gross revenue of $3,130,000.

        9. AUDITOR'S REPORTS. Within ninety (90) days following the close of each fiscal year under this Agreement, Red Oak URC shall submit its auditor's reports for the preceding fiscal year to the Mayor, Governing Body of the Borough and the Director of the Division of Local Government Services in the Department of Community Affairs. Such reports shall be prepared in accordance with generally accepted accounting principles and shall be certified by a certified public accountant.

        10. INSPECTION. Red Oak URC shall, upon request by the Borough or its duly authorized officials permit inspection of property, equipment, buildings, and other facilities of Red Oak URC and also permit examination and audit of its books, contracts, records, documents and papers.

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         11. TERMINATION. Red Oak URC, at any time after the expiration of one year from the completion date of the Project, may relinquish its status as an urban renewal corporation in accordance with N.J.S.A. 40A:20-13 and terminate any rights it may have to the tax exemption provided herein. Notice of such election shall be given to the Borough in writing and shall specify a date certain as of which Red Oak URC has relinquished its status hereunder. As of the date so specified, the tax exemption, services charges, profit and dividend restrictions shall terminate.

         12. EXCESS PROFIT UPON TERMINATION. Upon any termination of such tax exemption, obligations and restrictions, whether by affirmative action as provided in Paragraph 11 above, by the provisions of the Long Term Tax Exemption Law or the provisions of this Agreement, for purposes of computing any excess profits which may be due, the date of such termination shall be deemed to be the end of the fiscal year of Red Oak URC. Within ninety (90) days thereafter, Red Oak URC shall pay to the Borough a sum equal to the amount of the reserve, if any, maintained pursuant to N.J.S.A. 40A:20-15, as well as the excess profit, if any, payable by reason of the treatment of such date as the end of a fiscal year.

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        13. SALE OF PROJECT. The Borough consents to a sale of the Project by
Red Oak URC to any other urban renewal entity organized under the Long Term Tax Exemption Law; provided that such entity owns no other project at the time of the transfer and that, upon assumption of Red Oak URC's obligations under this Agreement, the tax exemption of the improvements as herein provided shall continue in effect and inure to the benefit of the transferee urban renewal entity.

        14. MANAGEMENT OF PROJECT. Red Oak URC represents that its lessee, a related party, intends to operate the Project as an energy generation facility and that it has extensive experience in the management and operation of such facilities.

        15. PROJECT COST - FINANCING. The estimated total project cost is $40,000,000. A credit facility to lend the funds for construction of the Project will be provided to Red Oak URC by various financial institutions and/or Red Oak LLC (the "Lenders"), or Red Oak LLC, through its contractor, will construct the Project for the account of Red Oak URC. The interest charge on the construction financing is included in the estimated total project cost. Red Oak LLC will sublease the Premises from Red Oak URC for a term of twenty-five (25) years and Red Oak URC will receive an annual rent payment of $2,650,000 from Red Oak LLC. Under the note evidencing the $40,000,000



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obligation of Red Oak URC to the Lenders, Red Oak URC will, upon completion of construction of the Project, pay principal and no interest to the Lenders in twenty-five (25) annual payments of $1,600,000.

                  (a) The total project cost shall be amortized over the life of the improvements which the parties hereby agree is twenty-five (25) years. Thus, the yearly amortization rate for the total project cost is four percent (4%) per year.

                  (b) All of the capital stock of Red Oak URC is owned by AES Red Oak, LLC, a Delaware limited liability company ("Red Oak LLC"). Red Oak LLC has paid $100 for the capital stock and has assigned to Red Oak URC as additional consideration all necessary development approvals.

                  (c) As indicated above, Red Oak URC will enter into a twenty-five year ground lease with the owner of the Premises (the "Ground Lease"). Pursuant to the Ground Lease, Red Oak URC will pay the sum of $250,000 as annual rent for the entire term. In addition, Red Oak URC will be obligated to pay all taxes (or services charges payable in lieu thereof) which are estimated to be $800,000 per annum.

                   (d) Red Oak URC will enter into a sublease with Red Oak LLC for a term of twenty-five years (the "Sublease"). Pursuant to the Sublease Red Oak URC will lease the Premises and the improvements to be constructed thereon by Red Oak URC to Red

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Oak LLC. Red Oak LLC will pay rent to Red Oak URC in the amount of $2,650,000 per year. In addition, Red Oak LLC will be responsible for all maintenance and insurance relating to the Premises and the improvements.

        16. ARBITRATION. In the event there shall arise a dispute between the parties regarding the interpretation of this Agreement or the rights of the parties hereunder, the parties agreement to submit such dispute to binding arbitration before the American Arbitration Association at its office in closest proximity to the Borough. Each party shall bear its own fees and costs in connection with such proceedings.

        17. APPLICATION. Red Oak URC represents that the representations made by it in the Application, the contents of which are incorporated herein by reference, are true and accurate.

        18. NOTIFICATION TO ASSESSOR. The Borough agrees that upon execution hereof and approval of the Application, it shall certify to the Borough Tax Assessor that a financial agreement with an urban renewal corporation for the development of the Premises is in effect and request exemption for all Project improvements.


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        19. NOTICES. Any notice required to be sent hereunder by one party to the other, shall be sent by certified mail, return receipt requested, to the following addresses:

                  TO THE BOROUGH:

                           Borough Clerk of Sayreville
                           Municipal Building
                           167 Main Street
                           Sayreville, New Jersey 08872

                  WITH A COPY TO COUNSEL:

                           Robert McGowan, Esq.
                           McGowan & Coughlin, P.C.
                           207 Stevens Avenue
                           South Amboy, New Jersey 08879

                  TO RED OAK URC:

                           AES Red Oak Urban Renewal Corporation
                           c/o AES Red Oak
                           777 Washington Road
                           Parlin, New Jersey 08859
                           Attn: Charles B. Falter

                  WITH A COPY TO COUNSEL:

                           Glenn S. Pantel, Esq.
                           Shanley & Fisher, P.C.
                           131 Madison Avenue
                           Morristown, New Jersey 07962

         In the event of a change in address, Red Oak URC shall notify the Borough in writing by certified mail, return receipt requested.

         20. ENTIRE AGREEMENT. Any oral understandings to the contrary notwithstanding, this Agreement contains the entire

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understanding of the parties and may only be amended in writing executed by each of the parties hereto.

        21. NO WAIVER. No failure, or omission, or other waiver, by any party to exercise any of the rights or options herein provided shall operate as, or be deemed, a waiver of any such right or option, or of any other of such party's rights or options whether provided herein or otherwise. Nothing contained in this Agreement shall be deemed to be or construed as a waiver of either party's rights concerning the proper characterization of assets for real property taxation purposes pursuant to N.J.S.A. 54:4-1 ET SEQ. and the regulations promulgated thereunder upon termination of this Agreement.

        22. INTERPRETATION. This Financial Agreement shall be interpreted under the laws of the State of New Jersey.

        23. SEVERABILITY. Should any clause, section or provision of this Financial Agreement be declared void or unenforceable by a court of competent jurisdiction, that portion of the Financial Agreement shall be severed from the Agreement without affecting the validity of the remainder of the Agreement.


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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.



ATTEST:                            AES RED OAK URBAN RENEWAL CORPORATION


 /s/   Cynthia M. Root                 By:  /s/  Charles B. Falter
--------------------------------          -----------------------------
Cynthia M. Root, Secretary                Charles B. Falter, President




WITNESS:                           BOROUGH OF SAYREVILLE


 /s/   Gladys R. Rzepka                By:  /s/   James L. Zagata
--------------------------------          -----------------------------
Gladys R. Rzepka, Borough Clerk           James L. Zagata, Mayor





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